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                                                                  EXHIBIT 10.9.1

                                FIRST AMENDMENT
                                      TO
                     CREDIT AGREEMENT AND PROMISSORY NOTE
                                      AND
                                  FORBEARANCE

This First Amendment and Forbearance Agreement ("Amendment") is made as of September 14, 1999 by and between ClearCommerce Corporation, ("Borrower") and Imperial Bank, a California banking corporation, ("Bank") and amends certain provisions of that Credit Agreement dated as of July 20, 1999 ("Agreement"), by and between Borrower and Bank and contains certain waivers by the Bank of the Borrower complying with certain provisions of the Agreement as follows:

1. Borrower has requested the Bank to make a $500,000 advance which will cause the following Event of Default to occur:

     Pursuant to Section 4.06 of the Agreement the Borrower is required to maintain a minimum Liquidity Ratio of at least 1.50:1.00. If Borrower is advanced the above amount it will not be in compliance with the Liquidity Ratio.

2. Forbearance: As a result of the above Event of Default the Bank would have certain rights and remedies pursuant to the Agreement and Law. The Borrower has requested that the Bank forbear from exercising any such rights and remedies. The Bank hereby agrees to forbear from exercising the above referenced rights or remedies through September 30, 1999, but only on the following terms:

A. The Borrower must comply with all the terms and conditions contained in this Amendment.

B.  No further Events of Default shall occur in the Agreement.

C. Borrowers must make all scheduled payments monthly interest and principal on all loans from the Bank.

D.  The Bank must receive a fee of $ 15,000 upon execution of this Amendment.

E. The Borrower must execute an Intellectual Property Security Agreement in form and substance satisfactory to Bank granting to Bank a security interest in it's intellectual property.

F. The Bank will file the Intellectual Property Security Agreement with the appropriate federal offices and will file the UCC 2 financing statement which includes the Borrower's Intellectual property.

II  Amendments

A.  Promissory Note dated July 20, 1999: The interest rate of the Promissory
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Note dated July 20, 1999 is amended to "one and one half percent (1.50%) over the Index."
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B.  Schedule  to Starter Kit Loan and Security Agreement (Equipment Advances):
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The interest rate of the Credit Line Equipment shown on the Schedule to Starter
Kit Loan and Security Agreement (Equipment Advances): dated December 23, 1997 is amended to "one and one half percent (1.50%) over the Prime Rate".

C.  Section 1.02 (e) of the Agreement: The interest rate of the ABL Loan Account
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shown in Section 1.02 of the Agreement is 1997 is amended to "one and one half percent (1.50%) over the Prime Rate".

D.  New Section 4.17 to the Agreement. The following is hereby added as
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Section 4.17 the Agreement:

"4.17  Continent Forbearance Fee.    In consideration of the forbearance by the
Bank pursuant to that First Amendment to Agreement and Promissory Note and Forbearance dated September 13, 1999, the Borrower agrees to pay to the Bank a fee of One Hundred Thousand Dollars if the Borrower agrees to a formal commitment to sell the Borrower which is executed on or before March 13, 2000. The fee will be payable upon closing the sale."

iii. The forbearance contained herein is specific as to content and time, and does not waive any rights or remedies that Bank may have as a result of the above Event of Default or any other breaches or violations past, present, or future of the Agreement or any other agreement between Borrower and Bank, and Bank reserves all rights, powers and remedies available to it. After September 30, 1999 or should any of the conditions listed above not be complied with, the forbearances contained herein shall be null and void and the Bank may exercise all rights and remedies it may have pursuant to the Agreement and the law.

iv. Except as provided above, the Agreement remains unchanged. Any capitalized terms used herein and not defined herein shall have the meanings defined in the Agreement.

iv. This First Amendment is effective as of September 14, 1999 and the parties hereby confirm that the Agreement as amended is in full force and effect.


     ClearCommerce Corporation

     By:______________________________

     Name:___________________________

     Title:_____________________________

     IMPERIAL BANK

     By:______________________________

     Name:___________________________

     Title:____________________________